EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 14, 2007 relating to the consolidated financial statements of The Singing Machine Company, Inc. (the Company), as of March 31, 2007 and 2006 and for the years in the three year period ended March 31, 2007 appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2007, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

Fort Lauderdale, Florida
November 14, 2007